Exhibit 10.25


                                                                     May 28,1998


MR. ROGER A. STRAUCH
125 Guilford Road
Piedmont, CA  94611

Dear Roger:

I am pleased to offer you a position with Symmetricom, Inc. ("the Company") commencing on June 1, 1998 and assuming the position of Chief Executive Officer, commencing on June 3, 1998. This position is expected to last until December 1, 1998 unless another date is mutually agreed upon. You will receive an annual salary of $160,000, which will be paid in accordance with the Company's normal payroll procedures. As a Company employee, you will also be eligible to receive standard employee benefits available to officers of the Company. Upon termination from this position we will provide a monthly payment equal to the current Cobra rate charged for the company group health insurance coverage and executive medical insurance coverage. This monthly payment will be made until you have coverage under another plan or eighteen months from date of temination, whichever comes sooner.

We will recommend to the Board of Directors of the Company that, at the next regularly scheduled Board meeting, you be granted a stock option entitling you to purchase up to 160,000 shares of Common Stock of the Company at the then current fair market value as determined by the Board at that meeting. Such option shall be granted as an incentive stock option to the maximum extent permissible under the law, and such option shall vest in equal monthly installments over a four (4) month period with the first installment vesting one month after the date the option is issued. The option shall be subject to the terms and conditions of the Company's 1990 Employee Stock Plan and standard stock option agreement.

Your should be aware that your employment with the Company is for no specified period and constitutes at-will employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the company is free to conclude its employment relationship with you at any time, with or without cause, and with or without notice.

For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

You agree that, during your employment with the Company, you will not engage in any other employment, occupation, consulting or other business activity that conflicts with your obligations to the Company.

As a Company employee, you will be expected to abide by company rules and regulations. You will be expected to sign and comply with an Invention Assignment and Secrecy Agreement in the form attached hereto as Exhibit A.

In the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree that all such disputes shall be fully and finally resloved by binding arbitration conducted by the American Arbitration Association in San Jose, California. However, you and the Company agree that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriate of the Company's trade secrets or proprietary information.

To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. This letter, along with the agreement relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by an officer of the Company and by you.

We look forward to working with you at Symmetricom.

Sincerely,

SYMMETRICOM, INC.



Rick Oliver
Chairman of the Board

enclosures: Duplicate Original Letter
            Invention Assignment and Secrecy Agreement



ACCEPTED AND AGREED TO

THIS ___________________ DAY OF ________________________________ 1998.



___________________________
ROGER A STRAUCH

                                                                     SYMMETRICOM
--------------------------------------------------------------------------------

                                      INVENTION ASSIGNMENT AND SECRECY AGREEMENT


In consideration of my employment and compensation paid to me by SymmetriCom, Inc., (collectively referred to as "Employer"), I agree to the following:


ASSIGNMENT OF INTEREST

I agree to assign, and do hereby assign, to Employer all interest which I may have in all patentable and/or unpatentable ideas and/or inventions made or conceived by me solely or jointly with others in the course of working on matters relating to the business of Employer. This assignment shall not apply to any idea or invention developed by me while not working on matters relating to the business of Employer without equipment, supplies, facilities, or trade secret information of Employer.

THIS AGREEMENT DOES NOT APPLY TO ANY INVENTION WHICH QUALIFIES FULLY UNDER THE PROVISIONS OF CALIFORNIA LABOR CODE SECTION 2870.

DISCLOSURE OF IDEAS OR INVENTIONS

I agree to promptly disclose in writing to an Executive Vice President of my Employer all inventions developed by me solely or jointly with others in the course of working on matters relating to the business of Employer, whether or not such inventions are patentable, unpatentable or assignable under this Agreement. Employer agrees to maintain said disclosure in confidence.

LIST OF INVENTIONS

I acknowledge and understand that, if I obtained any proprietary knowledge, inventions, or other trade secret information from a former employer, I am prohibited from using such trade secret information during the course and scope of my employment with Employer, unless I have obtained written consent from my former employer to utilize such information and I have fully disclosed such written consent to Employer. I further agree that I shall indemnify Employer against all claims for my use of any trade secret information obtained from a former employer. Attached hereto as Exhibit A is a complete list of all patented or unpatented ideas and inventions conceived by me or anyone else jointly with myself, prior to the date I signed this Agreement. My failure to attach Exhibit A shall be deemed to constitute an affirmative acknowledgment by me that no such ideas or inventions exist.

ASSISTANCE IN OBTAINING PATENT

During the term of my employment with Employer and for three (3) years thereafter, I agree to perform any lawful act which Employer considers necessary or advisable for the preparation, prosecution, issuance, procurement and maintenance of patent applications and patents of the United States and foreign countries, and will execute any and all papers and lawful documents required or necessary to vest to Employer full and exclusive title in such inventions, patent applications, patents and interest for any invention or idea assignable to Employer under this Agreement. In the event that Employer calls upon me to assist in procuring or maintaining a patent after termination of my employment, I shall be compensated for time actually spent in providing that assistance at my base rate of compensation, at time of termination.

NON-DISCLOSURE OF TRADE SECRETS

I agree not to disclose to others, or take or use for my own purposes or purposes of others, any trade secrets, confidential information, knowledge or data used in the operation of Employer's business, except as required in the course of employment with Employer. I agree that these restrictions also shall apply to: (1) information, knowledge, trade secrets, or data belonging to third parties in Employer's possession; and (2) information, knowledge, trade secret or data conceived, originated, discovered or developed by myself.

INVENTION ASSIGNMENT AND SECRECY AGREEMENT
Page 2

I recognize that this obligation applies not only to technical information, but also to any business information that the Employer treats, or has designated, as confidential. Any information of Employer which is not readily available to the public shall be considered to be a trade secret covered by this Agreement.

RETURN OF EMPLOYER PROPERTY

I agree that upon termination of employment, I will immediately return to Employer all property belonging to Employer which may be in my possession, including but not limited to, all original documents and copies of documents containing Employer's trade secrets, confidential information, knowledge or data in my possession or control. Upon termination, I also agree to sign and deliver to Employer a termination certificate, attached hereto as Exhibit B.

OBLIGATIONS TO EMPLOYER

During the course of my employment and for one (1) year thereafter, I will not induce, hire or encourage any employees of Employer to terminate their employment with Employer or to directly or indirectly solicit the retention or employment of employees or contractors of Employer.

MISCELLANEOUS PROVISIONS

A. Nothing in the Invention Assignment and Secrecy Agreement shall act to modify Employer's policy that employment is on an at-will basis or confer upon me the right to continue in the employ of Employer for a specified term. Nor shall this Agreement be construed to curtail or restrict Employer's right to terminate my employment at Employer's discretion.
B. The provisions of this Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Employer, it successors, and assignees.
C. This Agreement constitutes the entire agreement between Employer and me, and shall supersede all previous agreements by and between Employer and me relating to the subject matter hereof. This Agreement may be modified only upon a written agreement duly signed by an Executive Vice President of Employer and me.
D. The parties to this Agreement agree that the laws of the State of California shall apply and that if any provision of this Agreement is held to be invalid, void or unenforceable for any reason, the remaining provision(s) shall nevertheless continue in full force and effect.
E. My signature on the employment offer letter indicates my understanding of, and acceptance to, the terms and conditions of this Agreement.

================================================================================

                      EXHIBIT A   -   LIST OF INVENTIONS

No entries below indicates that there are no inventions to disclose under this Agreement. Please date and sign as an acknowledgment that this section has been read and understood.


     DATE: ________________________     SIGNATURE __________________________


TITLE OR DESCRIPTION   INVENTION DATE    PATENT NUMBER    BRIEF DESCRIPTION

IF NECESSARY, ATTACH A SEPARATE PAGE.


INVENTION ASSIGNMENT AND SECRECY AGREEMENT
Page 3


                   EXHIBIT B  -   TERMINATION CERTIFICATION


I hereby certify that I do not have in my possession nor have I failed to return to SymmetriCom, Inc., ("Company") any records, documents, data, specifications, drawings, blueprints, reports, proposals or other materials (including copies thereof), equipment or other property belonging to the Company.

I further certify that I have complied with and will continue to comply with all of the terms of my Invention Assignment and Secrecy Agreement.

I confirm that, in compliance with such Agreement, I will keep confidential all trade secrets (as defined in such Agreement) pertaining to the business of the Company.


Date____                           Signature ________________________________


                                   Print Name _______________________________


                    ACCEPTED BY
                    SYMMETRICOM    Name _____________________________________


                                   Position Title ___________________________